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                                                                    EXHIBIT (99)

[CMS ENERGY LOGO]                                                NEWS RELEASE



         CMS ENERGY ANNOUNCES SECOND QUARTER NET LOSS OF $45 MILLION, OR
             $0.31 PER SHARE, ASSOCIATED WITH PLANNED ASSET SALES;
                      REAFFIRMS ONGOING EARNINGS GUIDANCE

JACKSON, Mich., Aug. 12, 2003 -- CMS Energy (NYSE: CMS) announced a reported net loss of $45 million, or $0.31 per share, for the second quarter of 2003, an improvement over the same quarter of 2002, when it reported a net loss of $74 million, or $0.55 per share. Charges linked to the sale of the CMS Panhandle Companies made up the bulk of the reported quarterly loss.

Ongoing (non-Generally Accepted Accounting Principles) net income for the second quarter was $1 million, or $0.01 per share, compared to ongoing net income of $17 million or $0.13 per share in the same period of 2002. Ongoing earnings provide a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, accounting changes or other items detailed in the attached summary financial statements.

Compared to last year, the 2003 second quarter ongoing results reflect benefits from favorable movement in foreign exchange rates and higher non-regulated business earnings, which were more than offset by higher financing costs and reduced electric sales at CMS Energy's principal subsidiary, Consumers Energy. Temperatures for the spring and early summer averaged about 2 degrees lower than the similar period last year and as a result electric sales were down 4 percent. The higher financing costs reflect the $925 million in bridge financing that CMS Energy completed in April.

For the first six months of 2003, CMS Energy reported net income of $34 million, or $0.24 per share, up from a loss of $32 million, or $0.24 per share, for the first half of 2002. Ongoing income was $79 million, or $0.55 per share, compared to $96 million, or $0.72 per share, for the same period in 2002.

Despite the continuing impact of cooler weather, the Company reaffirmed its full-year earnings guidance of $0.80 to $0.90 per share on an ongoing basis, citing continued aggressive cost management. The Company adjusted its guidance for full-year reported earnings from roughly break even to a loss of about $1 per share, principally because of changes in the timing of asset sales, the expected proceeds from those sales, pension expenses linked to the CMS Panhandle Companies sale, and increased financing costs.

CMS Energy continues to make progress on its financial plan, reaching milestones during the second quarter and early July that include:

               o   Closing more than $2 billion in asset sales
                        o CMS Panhandle for $1.8 billion, including $1.2 billion in assumed debt
                        o CMS Field Services for $113 million and a $50 million contingent note
                        o   CMS's Guardian pipeline interest for $26 million
                        o   Atacama transmission lines for $38 million

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               o   Completing $2.25 billion in financings at CMS Energy and
                   Consumers Energy to extend maturities and reduce interest costs
                        o   At CMS Energy
                               -   $925 million in bridge bank financing
                               - $300 million of 7.75 percent, seven-year senior debt
                               - $150 million of 3.375 percent convertible debt
                        o   At Consumers Energy
                               - $875 million in first mortgage bonds with five- to 10-year maturities and interest rates of 4 percent to 5.375 percent
                o   Consumers Energy ranked second nationally in customer
                    satisfaction for combined electric and gas utilities in an annual survey by the American Customer Satisfaction Index.

Ken Whipple, CMS Energy's chairman and chief executive officer, said the latest financial statements show the Company is continuing to make progress in executing its back-to-basics strategy.

"We've got a solid business plan and it continues to show results. We're doing what we said we were going to do: increase our financial flexibility and liquidity and implement our back-to-basics strategy," Whipple said. "Our $2.25 billion in recent financings are an important part of our financial plan. They allowed us to extend maturities and capitalize on some low-interest rate opportunities. There are still many challenges ahead, but we continue to make progress toward our goal of becoming a smaller, stronger company."

CMS Energy is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                      # # #

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517-788-2394, or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the forward-looking statements cautionary factors in CMS Energy's Securities and Exchange Commission filings that identify important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.

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                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
                    Condensed Consolidated Income Statements
                      (Millions, Except Per Share Amounts)



                                                   Second Quarter                First Half
                                                    (Unaudited)                 (Unaudited)
                                             ------------------------     ----------------------
                                                2003          2002          2003          2002
                                             ----------    ----------    ----------    ----------
OPERATING REVENUE                            $    1,154    $    2,135    $    3,143    $    4,394

Operating Expenses                                  971         1,983         2,722         3,968
                                             ----------    ----------    ----------    ----------

OPERATING INCOME                             $      183    $      152    $      421    $      426

Other Income (Deductions)                            (1)           18            (3)           32

Fixed Charges                                       153           127           272           254

Income Taxes                                         34             6            74            74

Minority Interests                                    -             1             1             1
                                             ----------    ----------    ----------    ----------

INCOME (LOSS) FROM CONTINUING OPERATIONS     $       (5)   $       36    $       71    $      129

INCOME (LOSS) FROM DISCONTINUED OPERATIONS          (40)         (127)          (13)         (178)

CUMULATIVE EFFECT OF ACCOUNTING CHANGES               -            17           (24)           17
                                             ----------    ----------    ----------    ----------

NET INCOME (LOSS)                            $      (45)   $      (74)   $       34    $      (32)
                                             ==========    ==========    ==========    ==========

EARNINGS (LOSS) PER SHARE
     - BASIC                                 $    (0.31)   $    (0.55)   $     0.24    $    (0.24)

     - DILUTED                                    (0.31)        (0.55)         0.24         (0.24)

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                             CMS Energy Corporation
                      SUMMARIZED COMPARATIVE BALANCE SHEETS
                              (Millions of Dollars)



                                                As of June 30 (Unaudited)  December 31
                                                -------------------------  -----------
                                                    2003         2002         2002
                                                 ----------   ----------   ----------
ASSETS
  Cash and cash equivalents                      $      931   $      222   $      377
  Other current assets                                2,104        1,975        2,371
                                                 ----------   ----------   ----------
     Total current assets                        $    3,035   $    2,197   $    2,748
  Net plant and property                              5,740        5,506        5,230
  Investments                                         1,456        1,596        1,393
  Non-current assets                                  2,797        5,288        4,544
                                                 ----------   ----------   ----------
  Total Assets                                   $   13,028   $   14,587   $   13,915
                                                 ==========   ==========   ==========

STOCKHOLDERS' INVESTMENT
  AND LIABILITIES
Capitalization
       Debt
          Long-term debt (excluding
            Securitization)                      $    5,643   $    4,924   $    4,930
          Capital leases                                120           97          116
          Short-term                                      1          269          458
          Current portion of long-term
            debt and capital leases                     514          613          613
                                                 ----------   ----------   ----------
          Total debt                             $    6,278   $    5,903   $    6,117
       Preferred stock and securities                   927        1,228          927
       Minority interest                                 23           13           21
       Common stockholders' equity                    1,199        1,552        1,133
                                                 ----------   ----------   ----------
       Total capitalization                      $    8,427   $    8,696   $    8,198
Securitization debt                                     439          469          453
Current liabilities                                   1,171        1,974        1,800
Non-current liabilities                               2,991        3,448        3,464
                                                 ----------   ----------   ----------
Total Stockholders' Investment and Liabilities   $   13,028   $   14,587   $   13,915
                                                 ==========   ==========   ==========


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                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
 Reconciliations of GAAP Net Income (Loss) to Non-GAAP Ongoing Net Income (Loss)
                      (Millions, Except Per Share Amounts)


                                                          Second Quarter                First Half
                                                           (Unaudited)                 (Unaudited)
                                                     ------------------------    -----------------------
                                                        2003          2002          2003         2002
                                                     ----------    ----------    ----------   ----------
NET INCOME (LOSS)                                    $      (45)   $      (74)   $       34   $      (32)
Reconciling Items:
      Discontinued Operations (Income) Loss                  40           127            13          178
      Cumulative Effect of Accounting Changes:
         EITF #02-03 MTM Accounting                           -             -            23            -
         SFAS No. 143 Asset Retirement Obligation             -             -             1            -
         SFAS No. 133 Derivative Accounting                   -           (17)            -          (17)
      Net Asset (Gain)/Loss and Other                         6           (19)            8          (33)
                                                     ----------    ----------    ----------   ----------
Ongoing Net Income (Loss) - Non-GAAP Basis           $        1    $       17    $       79   $       96
                                                     ==========    ==========    ==========   ==========

Average Number of Common Shares Outstanding
     Basic                                                  144           135           144          134
     Diluted                                                165           139           165          138

BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE

Earnings (Loss) Per Share As Reported                $    (0.31)        (0.55)   $     0.24   $    (0.24)

Reconciling Items:
      Discontinued Operations (Income) Loss                0.28          0.94          0.09         1.32
      Cumulative Effect of Accounting Changes:
         EITF #02-03 MTM Accounting                           -             -          0.15            -
         SFAS No. 143 Asset Retirement Obligations            -             -          0.01            -
         SFAS No. 133 Derivative Accounting                   -         (0.12)            -        (0.12)
      Net Asset (Gain)/Loss and Other                      0.04         (0.14)         0.06        (0.24)
                                                     ----------    ----------    ----------   ----------
Ongoing Net Income (Loss) - Non-GAAP Basis           $     0.01    $     0.13    $     0.55   $     0.72
                                                     ==========    ==========    ==========   ==========

DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE

Earnings (Loss) Per Share As Reported                     (0.31)        (0.55)   $     0.24   $    (0.24)
Reconciling Items:
      Discontinued Operations (Income) Loss                0.28          0.94          0.09         1.32
      Cumulative Effect of Accounting Changes:
         EITF #02-03 MTM Accounting                           -             -          0.15            -
         SFAS No. 143 Asset Retirement Obligations            -             -          0.01            -
         SFAS No. 133 Derivative Accounting                   -         (0.12)            -        (0.12)
      Net Asset (Gain)/Loss and Other                      0.04         (0.14)         0.06        (0.24)
                                                     ----------    ----------    ----------   ----------
Ongoing Net Income (Loss)  - Non-GAAP Basis          $     0.01    $     0.13    $     0.55   $     0.72
                                                     ==========    ==========    ==========   ==========